EXHIBIT 12.1
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
CAROLINA FIRST CORPORATION AND SUBSIDIARIES
($ in thousands)
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
                                                                                 THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                                      JUNE 30, 1998                JUNE 30, 1998
                                                                         ---------------------------    -------------------------
EARNINGS:
  Income from continuing operations
     before income taxes..........................................       $                    8,762   $                   16,207

ADD:
  (a) Fixed charges...............................................                           22,368                       44,535

DEDUCT:
  (a) Interest capitalized during year............................                           ------                       ------
                                                                           -------------------------    -------------------------

Earnings, for computation purposes................................       $                   31,130   $                   60,742
                                                                           =========================    =========================


FIXED CHARGES:
  Interest on indebtedness, expensed or capitalized...............       $                   22,154   $                   44,054
  Portion of rents representative of the
     interest factor..............................................                              182                          416
  Amortization of debt expense....................................                               32                           64
                                                                           -------------------------    -------------------------

Fixed charges, for computation purposes..........................        $                   22,368   $                   44,534
                                                                           =========================    =========================


RATIO OF EARNINGS TO FIXED CHARGES................................                             1.39X                        1.36X
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